Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Jon Kasle
781.522.5110
For Immediate Release

Raytheon Reports Solid Second Quarter 2013 Results

•	Adjusted EPS[1] of $1.64, up 4 percent; EPS from continuing operations was $1.50, up 6 percent

•	Adjusted Operating Margin[1] of 13.7 percent and reported operating margin of 12.5 percent, both up 10 basis points

•	Net sales of $6.1 billion, up 2 percent

•	Increased full-year 2013 guidance for EPS
__________________________________________________________________________________________________

WALTHAM, Mass., (July 25, 2013) - Raytheon Company (NYSE: RTN) announced second quarter 2013 Adjusted EPS1 of $1.64 per diluted share compared to $1.57 per diluted share in the second quarter 2012, up 4 percent. Second quarter 2013 EPS from continuing operations was $1.50 compared to $1.41 in the second quarter 2012, up 6 percent. The second quarter 2012 Adjusted EPS1 has been revised to include the favorable $0.02 impact for the 2012 research and development (R&D) tax credit approved by Congress in January 2013. In addition, an unfavorable FAS/CAS Adjustment of $0.14 has been excluded in both second quarters 2013 and 2012 Adjusted EPS1. The increase in both Adjusted EPS1 and EPS from continuing operations was primarily driven by operational improvements and capital deployment actions.
“Our world class technology and innovation have positioned us well to meet the global security needs of our customers, and strong program execution drove solid operating performance in the second quarter,” said William H. Swanson, Raytheon’s Chairman and CEO.
Net sales for the second quarter 2013 were $6,115 million, up 2 percent from $5,992 million in the second quarter 2012.

_________________________________
1 Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders and Adjusted Operating Margin is total operating margin, in each case, excluding the impact of the FAS/CAS Adjustment, and from time to time, certain other items. In addition, the Q2 2012 Adjusted EPS amount has been revised to include the favorable $0.02 impact for the research and development (R&D) tax credit, approved by Congress in January 2013, that relates to 2012. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Operating cash flow from continuing operations for the second quarter 2013 was an outflow of $41 million compared to an outflow of $259 million for the second quarter 2012. The increase in operating cash flow from continuing operations in the second quarter 2013 compared to the second quarter 2012 was primarily due to the timing of required pension contributions.
In the second quarter 2013, the Company repurchased 3.4 million shares of common stock for $225 million as part of its previously announced share repurchase program. Year-to-date 2013, the Company repurchased 7.6 million shares of common stock for $450 million.
The Company ended the second quarter 2013 with $1.3 billion of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2013	2012	Change	2013	2012	Change

Net Sales	$6,115	$5,992	2.1%	$11,994	$11,930	0.5%
Income from Continuing Operations attributable to Raytheon Company	$488	$472	3.4%	$978	$922	6.1%
Adjusted Income*	$535	$524	2.1%	$1,046	$1,026	1.9%
EPS from Continuing Operations	$1.50	$1.41	6.4%	$2.99	$2.74	9.1%
Adjusted EPS*	$1.64	$1.57	4.5%	$3.20	$3.05	4.9%
Operating Cash Flow from Continuing Operations	$(41)	$(259)		$381	$(148)
Workdays in Fiscal Reporting Calendar	64	64		127	128

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders and Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, Six Months 2013 Adjusted EPS excludes the $0.08 impact of the 2012 R&D tax credit. In addition, the Q2 2012 and Six Months 2012 Adjusted EPS amounts have been revised to include the favorable $0.02 and $0.04 impact, respectively, for the 2012 R&D tax credit. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings
($ in millions)	2nd Quarter		Six Months
	2013	2012	2013	2012
Bookings	$5,324	$6,157	$8,930	$11,319

Backlog
($ in millions)	Period Ending
	Q2 2013	Q2 2012	2012
Backlog	$32,435	$33,923	$36,181
Funded Backlog	$22,169	$23,085	$24,047
The Company had bookings of $5.3 billion in the second quarter 2013 and ended the second quarter 2013 with a backlog of $32.4 billion, compared to $33.9 billion at the end of the second quarter 2012.

Outlook
The Company has updated its financial outlook for 2013 and increased guidance for EPS. The 2013 outlook reflects the Company's current expectations of the effects of sequestration under the Budget Control Act (BCA) of 2011. Charts containing additional information on the Company's 2013 outlook are available on the Company's website at www.raytheon.com/ir.

2013 Financial Outlook
	Current	Prior (4/25/13)
Net Sales ($B)	23.5 - 23.7*	23.2 - 23.7
FAS/CAS Adjustment ($M)	(286)	(286)
Interest Expense, net ($M)	(200) - (210)	(200) - (210)
Diluted Shares (M)	323 - 324*	324 - 327
Effective Tax Rate	~29%*	~29.5%
EPS from Continuing Operations	$5.51 - $5.61*	$5.26 - $5.41
Adjusted EPS**	$6.00 - $6.10*	$5.75 - $5.90
Operating Cash Flow from Continuing Operations ($B)	2.1 - 2.3	2.1 - 2.3

* Denotes change from prior guidance.
** Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, 2013 Adjusted EPS guidance also excludes the impact of the 2012 R&D tax credit. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
As previously announced, effective April 1, 2013, the Company consolidated its structure. The new structure consists of the following four businesses: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS). The Company's reportable segments for the second quarter ending June 30, 2013 are consistent with the new structure. All segment data has been recast to reflect this consolidation.

Integrated Defense Systems
	2nd Quarter			Six Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,721	$1,574	9%	$3,317	$3,152	5%
Operating Income	$326	$269	21%	$588	$507	16%
Operating Margin	18.9%	17.1%		17.7%	16.1%

Integrated Defense Systems (IDS) had second quarter 2013 net sales of $1,721 million, up 9 percent compared to $1,574 million in the second quarter 2012. The increase in net sales was primarily due to higher sales on various international air and missile defense programs. IDS recorded $326 million of operating income compared to $269 million in the second quarter 2012. The increase in operating income was primarily driven by international programs.

During the quarter, IDS booked $93 million for in-service support for the Collins class submarine for the Royal Australian Navy and $85 million on the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration (FAA).

Intelligence, Information and Services
	2nd Quarter			Six Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,570	$1,597	-2%	$3,091	$3,185	-3%
Operating Income	$131	$138	-5%	$255	$274	-7%
Operating Margin	8.3%	8.6%		8.2%	8.6%

Intelligence, Information and Services (IIS) had second quarter 2013 net sales of $1,570 million compared to $1,597 million in the second quarter 2012. IIS recorded $131 million of operating income compared to $138 million in the second quarter 2012.

During the quarter, IIS booked $582 million on domestic training programs and $117 million on foreign training programs in support of Warfighter FOCUS activities. IIS also booked $252 million on a number of classified contracts.

Missile Systems
	2nd Quarter			Six Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,690	$1,580	7%	$3,326	$3,181	5%
Operating Income	$213	$209	2%	$427	$430	-1%
Operating Margin	12.6%	13.2%		12.8%	13.5%

Missile Systems (MS) had second quarter 2013 net sales of $1,690 million, up 7 percent compared to $1,580 million in the second quarter 2012. The increase in net sales was primarily driven by higher sales on Standard Missile-3 (SM-3) and an international PavewayTM program. MS recorded $213 million of operating income compared to $209 million in the second quarter 2012.

During the quarter, MS booked $543 million for Advanced Medium-Range Air-to-Air Missiles (AMRAAM) for the U.S. Air Force, the U.S. Navy and international customers, $228 million for SM-3 for the Missile Defense Agency (MDA), $224 million for the Exoatmospheric Kill Vehicle (EKV) for the MDA, $132 million for PavewayTM for international customers, and $98 million for the Joint Stand-off Weapon (JSOW) for the U.S. Navy and international customers.

Space and Airborne Systems
	2nd Quarter			Six Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,620	$1,709	-5%	$3,202	$3,325	-4%
Operating Income	$216	$246	-12%	$443	$469	-6%
Operating Margin	13.3%	14.4%		13.8%	14.1%

Space and Airborne Systems (SAS) had second quarter 2013 net sales of $1,620 million compared to $1,709 million in the second quarter 2012. The change in net sales was primarily due to lower volume on classified programs. SAS recorded $216 million of operating income compared to $246 million in the second quarter 2012. The change in operating income was primarily due to prior year favorable program efficiencies, a change in contract mix and lower volume.
During the quarter, SAS booked $78 million for the production of Electronic Warfare Systems for an international customer. SAS also booked $351 million on a number of classified contracts.
As previously announced on July 8, 2013, SAS was awarded $279 million to develop the Next Generation Jammer (NGJ) for the U.S. Navy.

About Raytheon
Raytheon Company, with 2012 sales of $24 billion and 68,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 91 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Second Quarter 2013 Financial Results
Raytheon's financial results conference call will be held on Thursday, July 25, 2013 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 510-0712 in the U.S. or (617) 597-5380 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the Budget Control Act of 2011, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Second Quarter 2013

(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12

Net sales	$6,115	$5,992	$11,994	$11,930
Operating expenses
Cost of sales	4,753	4,652	9,358	9,311
Administrative and selling expenses	420	404	828	809
Research and development expenses	176	194	336	362
Total operating expenses	5,349	5,250	10,522	10,482
Operating income	766	742	1,472	1,448
Non-operating (income) expense, net
Interest expense	53	50	106	100
Interest income	(3)	(1)	(6)	(3)
Other (income) expense, net	3	3	(4)	(5)
Total non-operating (income) expense, net	53	52	96	92
Income from continuing operations before taxes	713	690	1,376	1,356
Federal and foreign income taxes	220	219	387	431
Income from continuing operations	493	471	989	925
Income (loss) from discontinued operations, net of tax	—	(1)	(2)	(3)
Net income	493	470	987	922
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	5	(1)	11	3
Net income attributable to Raytheon Company	$488	$471	$976	$919

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.50	$1.41	$3.00	$2.75
Income (loss) from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income	1.50	1.41	2.99	2.74

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.50	$1.41	$2.99	$2.74
Income (loss) from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income	1.50	1.41	2.99	2.73

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$488	$472	$978	$922
Income (loss) from discontinued operations, net of tax	—	(1)	(2)	(3)
Net income	$488	$471	$976	$919

Average shares outstanding
Basic	324.9	333.4	326.1	335.4
Diluted	325.6	334.4	326.9	336.5

Attachment B
Raytheon Company
Preliminary Segment Information
Second Quarter 2013

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales (1)
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12

Integrated Defense Systems	$1,721	$1,574	$326	$269	18.9%	17.1%
Intelligence, Information and Services	1,570	1,597	131	138	8.3%	8.6%
Missile Systems	1,690	1,580	213	209	12.6%	13.2%
Space and Airborne Systems	1,620	1,709	216	246	13.3%	14.4%
FAS/CAS Adjustment	—	—	(72)	(71)
Corporate and Eliminations	(486)	(468)	(48)	(49)
Total	$6,115	$5,992	$766	$742	12.5%	12.4%
(1) These amounts are revised to reflect our segment consolidation.

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales (1)
(In millions, except percentages)	Six Months Ended		Six Months Ended		Six Months Ended
	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12

Integrated Defense Systems	$3,317	$3,152	$588	$507	17.7%	16.1%
Intelligence, Information and Services	3,091	3,185	255	274	8.2%	8.6%
Missile Systems	3,326	3,181	427	430	12.8%	13.5%
Space and Airborne Systems	3,202	3,325	443	469	13.8%	14.1%
FAS/CAS Adjustment	—	—	(143)	(141)
Corporate and Eliminations	(942)	(913)	(98)	(91)
Total	$11,994	$11,930	$1,472	$1,448	12.3%	12.1%
(1) These amounts are revised to reflect our segment consolidation.

Attachment B - Pro Forma
Raytheon Company
Pro-Forma Segment Information
Full Year 2011, Quarters within and Full Year 2012, and First Quarter 2013

As previously announced, effective April 1, 2013, we consolidated our structure. Our new structure consists of the following four businesses: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS). The amounts, discussion and presentation of our business segments, including eliminations for intersegment activity as set forth in our Form 10-Q, reflect our new structure.

	Net Sales					Net Sales
(In millions)	Three Months Ended					Twelve Months Ended
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-12	31-Dec-11

Integrated Defense Systems	$1,596	$1,730	$1,610	$1,574	$1,578	$6,492	$6,441
Intelligence, Information and Services	1,521	1,603	1,547	1,597	1,588	6,335	6,470
Missile Systems	1,636	1,781	1,677	1,580	1,601	6,639	6,801
Space and Airborne Systems	1,582	1,820	1,678	1,709	1,616	6,823	6,818
Corporate and Eliminations	(456)	(495)	(467)	(468)	(445)	(1,875)	(1,739)
Total	$5,879	$6,439	$6,045	$5,992	$5,938	$24,414	$24,791

	Operating Income					Operating Income
(In millions)	Three Months Ended					Twelve Months Ended
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-12	31-Dec-11

Integrated Defense Systems	$262	$262	$278	$269	$238	$1,047	$998
Intelligence, Information and Services	124	136	126	138	136	536	480
Missile Systems	214	198	233	209	221	861	939
Space and Airborne Systems	227	283	236	246	223	988	951
FAS/CAS Adjustment	(71)	(67)	(47)	(71)	(70)	(255)	(337)
Corporate and Eliminations	(50)	(57)	(40)	(49)	(42)	(188)	(201)
Total	$706	$755	$786	$742	$706	$2,989	$2,830

	Operating Income					Operating Income
	As a Percent of Net Sales					As a Percent of Net Sales
	Three Months Ended					Twelve Months Ended
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-12	31-Dec-11

Integrated Defense Systems	16.4%	15.1%	17.3%	17.1%	15.1%	16.1%	15.5%
Intelligence, Information and Services	8.2%	8.5%	8.1%	8.6%	8.6%	8.5%	7.4%
Missile Systems	13.1%	11.1%	13.9%	13.2%	13.8%	13.0%	13.8%
Space and Airborne Systems	14.3%	15.5%	14.1%	14.4%	13.8%	14.5%	13.9%
FAS/CAS Adjustment
Corporate and Eliminations
Total	12.0%	11.7%	13.0%	12.4%	11.9%	12.2%	11.4%

Attachment C
Raytheon Company
Other Preliminary Information
Second Quarter 2013

(In millions)	Funded Backlog (1)		Total Backlog (1)
	30-Jun-13	31-Dec-12	30-Jun-13	31-Dec-12

Integrated Defense Systems	$8,295	$9,188	$9,913	$11,656
Intelligence, Information and Services	2,531	2,848	5,754	6,409
Missile Systems	6,789	7,535	9,695	10,676
Space and Airborne Systems	4,554	4,476	7,073	7,440
Total	$22,169	$24,047	$32,435	$36,181
(1) These amounts are revised to reflect segment consolidation.

	Bookings		Bookings
	Three Months Ended		Six Months Ended
	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12

Total Bookings	$5,324	$6,157	$8,930	$11,319

Attachment C - Pro Forma
Raytheon Company
Pro Forma Other Information
Full Year 2011, Quarters within and Full Year 2012, and First Quarter 2013

As previously announced, effective April 1, 2013, we consolidated our structure. Our new structure consists of the following four businesses: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); and Space and Airborne Systems (SAS). The amounts, discussion and presentation of our business segments, including eliminations for intersegment activity as set forth in our Form 10-Q, reflect our new structure.

(In millions)	Funded Backlog
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-11

Integrated Defense Systems	$8,841	$9,188	$8,171	$8,530	$8,714	$8,512
Intelligence, Information and Services	2,459	2,848	3,029	2,991	2,878	2,821
Missile Systems	6,656	7,535	7,069	7,037	7,171	6,957
Space and Airborne Systems	4,567	4,476	4,617	4,527	4,207	4,172
Total	$22,523	$24,047	$22,886	$23,085	$22,970	$22,462

(In millions)	Total Backlog
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-11

Integrated Defense Systems	$10,924	$11,656	$10,150	$10,358	$10,863	$11,547
Intelligence, Information and Services	5,831	6,409	6,853	6,413	6,441	7,027
Missile Systems	9,648	10,676	10,476	9,655	9,300	9,446
Space and Airborne Systems	7,143	7,440	7,536	7,497	7,699	7,292
Total	$33,546	$36,181	$35,015	$33,923	$34,303	$35,312

	Bookings					Bookings
(In millions)	Three Months Ended					Twelve Months Ended
	31-Mar-13	31-Dec-12	30-Sep-12	01-Jul-12	01-Apr-12	31-Dec-12	31-Dec-11

Integrated Defense Systems	$926	$3,229	$1,361	$1,148	$895	$6,633	$7,605
Intelligence, Information and Services	830	1,189	1,870	1,520	891	5,470	6,158
Missile Systems	811	1,947	2,418	1,977	1,452	7,794	6,747
Space and Airborne Systems	1,039	1,527	1,644	1,512	1,924	6,607	6,045
Total	$3,606	$7,892	$7,293	$6,157	$5,162	$26,504	$26,555

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Second Quarter 2013

(In millions)
	30-Jun-13	31-Dec-12
Assets
Current assets
Cash and cash equivalents	$2,467	$3,188
Short-term investments	995	856
Contracts in process, net	5,156	4,543
Inventories	454	381
Deferred taxes	90	96
Prepaid expenses and other current assets	114	182
Total current assets	9,276	9,246

Property, plant and equipment, net	1,924	1,986
Deferred taxes	1,140	1,367
Goodwill	12,764	12,756
Other assets, net	1,272	1,331
Total assets	$26,376	$26,686

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,140	$2,398
Accounts payable	1,164	1,348
Accrued employee compensation	927	1,014
Other accrued expenses	1,223	1,142
Total current liabilities	5,454	5,902

Accrued retiree benefits and other long-term liabilities	7,443	7,854
Deferred taxes	10	9
Long-term debt	4,732	4,731

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	2,526	2,928
Accumulated other comprehensive loss	(7,464)	(7,788)
Retained earnings	13,503	12,883
Total Raytheon Company stockholders' equity	8,568	8,026
Noncontrolling interests in subsidiaries	169	164
Total equity	8,737	8,190
Total liabilities and equity	$26,376	$26,686

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Second Quarter 2013

(In millions)	Three Months Ended		Six Months Ended
	30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12

Net income	$493	$470	$987	$922
Loss (income) from discontinued operations, net of tax	—	1	2	3
Income from continuing operations	493	471	989	925

Depreciation	77	81	151	158
Amortization	36	35	70	70
Working capital (excluding pension and income taxes)*	(489)	(442)	(1,282)	(1,343)
Other long-term liabilities	4	(28)	(11)	(26)
Pension and other postretirement benefit plans	(45)	(313)	246	(59)
Other, net	(117)	(63)	218	127
Net operating cash flow from continuing operations	$(41)	$(259)	381	(148)

Supplemental Cash Flow Information

Capital spending	$(56)	$(67)	(105)	(137)
Internal use software spending	(12)	(26)	(21)	(46)
Acquisitions	(14)	—	(14)	—
Dividends	(179)	(167)	(343)	(313)
Repurchases of common stock	(225)	(200)	(450)	(600)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
Second Quarter 2013

Adjusted EPS Non-GAAP Reconciliation
2013	2013
(In millions, except per share amounts)	Current Guidance	Prior Guidance
Three Months Ended	Six Months Ended	Low end	High end	Low end	High end
30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12	of range	of range	of range	of range
Diluted EPS from continuing operations attributable to
Raytheon Company common stockholders	$1.50	$1.41	$2.99	$2.74	$5.51	$5.61	$5.26	$5.41
Per share impact of the FAS/CAS Adjustment (A)	0.14	0.14	0.28	0.27	0.57	0.58	0.57	0.57
Per share impact of the 2012 research and development
(R&D) tax credit (B)	—	0.02	(0.08)	0.04	(0.08)	(0.08)	(0.08)	(0.08)
Adjusted EPS (2), (3)	$1.64	$1.57	$3.20	$3.05	$6.00	$6.10	$5.75	$5.90

(A)	FAS/CAS Adjustment	$72	$71	$143	$141	$286	$286	$286	$286
Tax effect (1)	(25)	(25)	(50)	(49)	(100)	(100)	(100)	(100)
After-tax impact	47	46	93	92	186	186	186	186
Diluted shares	325.6	334.4	326.9	336.5	324.0	323.0	327.0	324.0
Per share impact	$0.14	$0.14	$0.28	$0.27	$0.57	$0.58	$0.57	$0.57

(B)	2012 R&D tax credit	$—	$6	$(25)	$12	$(25)	$(25)	$(25)	$(25)
Diluted shares	—	334.4	326.9	336.5	324.0	323.0	327.0	324.0
Per share impact	$—	$0.02	$(0.08)	$0.04	$(0.08)	$(0.08)	$(0.08)	$(0.08)

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended	Six Months Ended
30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12
Income from continuing operations attributable to Raytheon Company common stockholders	$488	$472	$978	$922
FAS/CAS Adjustment (1)	47	46	93	92
2012 R&D tax credit	—	6	(25)	12
Adjusted Income (2), (4)	$535	$524	$1,046	$1,026

Adjusted Operating Margin Non-GAAP Reconciliation
2013	2013
Current Guidance	Prior Guidance
Three Months Ended	Six Months Ended	Low end	High end	Low end	High end
30-Jun-13	01-Jul-12	30-Jun-13	01-Jul-12	of range	of range	of range	of range
Operating Margin	12.5%	12.4%	12.3%	12.1%	11.7%	11.8%	11.4%	11.6%
Impact of the FAS/CAS Adjustment	1.2%	1.2%	1.2%	1.2%	1.2%	1.2%	1.2%	1.2%
Adjusted Operating Margin (2), (5)	13.7%	13.6%	13.5%	13.3%	12.9%	13.0%	12.6%	12.8%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Six Months Ended 2013 Adjusted EPS also excludes the earnings per share impact of an R&D tax credit that relates to 2012. In addition, the Q2 2012 and Six Months Ended 2012 Adjusted EPS amount has been revised to include the favorable impact for the 2012 R&D tax credit. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Six Months Ended 2013 Adjusted Income also excludes the R&D tax credit that relates to 2012, as discussed above. Q2 2012 and SIx Months Ended 2012 Adjusted Income also includes the 2012 R&D tax credit as discussed above.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.